CONSENT OF

BROWN ARMSTRONG

ACCOUNTANCY CORPORATION

To the Board of Directors

Searchlight Minerals Corp.

We hereby consent to the incorporation by reference from the Annual Report on Form 10-K for the year ended December 31, 2010, in the registration statements (Nos. 333-106624, 333-85984 and 333-169994) on Form S-8 and (Nos. 333-132929, 333-163502 and 333-169993) Form S-3, of Searchlight Minerals Corp., of our report dated March 4, 2011, except for Note 1, Note 6 and Note 21, whose date is March 5, 2012, with respect to the consolidated balance sheets as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2010, including inception cumulative data prospectively from January 1, 2000, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ BROWN ARMSTRONG
ACCOUNTANCY CORPORATION

Bakersfield, California

March 5, 2012